CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                                                   EXHIBIT 10.32


                 SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE


     THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (hereinafter the "Settlement Agreement") is made and entered into this 12 day of March, 2001 by and between CALIPER TECHNOLOGIES CORP., a Delaware corporation (hereinafter "CALIPER") and ACLARA BIOSCIENCES, INC., a Delaware corporation (hereinafter "ACLARA"). CALIPER and ACLARA are collectively referred to herein as the "Parties".

                                    RECITALS

     A. WHEREAS, CALIPER has alleged various claims, counterclaims, and causes of action against ACLARA arising out of or relating to the `022 Patent Family (as defined in the Cross-License Agreement entered into by and between CALIPER and ACLARA as of the same date hereof and attached hereto as Exhibit B (hereinafter the "Cross-License Agreement")). CALIPER has also alleged various claims and causes of action against ACLARA arising out of or relating to the Ramsey Patent Family as defined in the Cross-License Agreement.

     B. WHEREAS, ACLARA has alleged various claims and causes of action against CALIPER arising out of or relating to the `022 Patent Family. ACLARA has also alleged various counterclaims and causes of action against CALIPER arising out of or relating to the Ramsey Patent Family.

     C. WHEREAS, the various claims, counterclaims, and causes of action described above (collectively hereinafter the "Claims") are at issue and/or are related to certain litigation (collectively hereinafter the "Litigation") pending in:

     1. the Superior Court of the State of California, in and for the County of Santa Clara, entitled "CALIPER TECHNOLOGIES CORP. v. BERTRAM ROWLAND; FLEHR, HOHBACH, TEST, ALBRITTON & HERBERT; ACLARA BIOSCIENCES, INC.; AND DOES ONE TO ONE HUNDRED", Santa Clara County Superior Court Case No. CV780743 (hereinafter "the State Action");

     2. the United States District Court for the Northern District of California, entitled "ACLARA BIOSCIENCES, INC. v. CALIPER TECHNOLOGIES CORP.", Northern District of California Civil Case No. C-99-1968 CRB (hereinafter "the 015 Action"); and/or

     3. the United States District Court for the Northern District of California, entitled "CALIPER TECHNOLOGIES CORP. AND UT-BATTELLE, LLP v. ACLARA BIOSCIENCES, INC.", Northern District of California Civil Case No. C-00-0145 (hereinafter "the Ramsey Action").


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     D.   WHEREAS, on January 4, 2001, the Parties met in the presence of
Magistrate Judge Bernard Zimmerman of the United States District Court for the Northern District of California and signed a document entitled "Term Sheet" (attached hereto as Exhibit A) to record the essential terms of the agreement that would settle the Litigation. The Term Sheet was lodged with the Court and identified by the Parties on the record as reflecting all essential terms of the settlement to which the Parties had agreed.

     E. WHEREAS, it is the intent of the Parties to effectuate the terms set out in the Term Sheet, with such additional terms and clarifications as the Parties have subsequently agreed upon, through the following agreements:

          1.   this Settlement Agreement;

          2.   the Cross -License Agreement (Exhibit B); and

          3. that certain Common Stock Issuance Agreement entered into by and between CALIPER and ACLARA as of the same date hereof and attached hereto as Exhibit C (hereinafter the "Common Stock Issuance Agreement").

     F. WHEREAS, it is the further intent of the Parties that this Settlement Agreement, the Cross-License Agreement, and the Common Stock Issuance Agreement (collectively hereinafter the "Integrated Agreement") form an integrated set of agreements that are to be interpreted and applied together as a single agreement for the purpose of effectuating the Parties' full intent and agreement on the subjects addressed in these agreements. It is the further intent of the Parties that the Integrated Agreement is to take the place of, and to supersede, the Term Sheet (which shall, as of delivery of the executed Integrated Agreement, be of no further force or effect), and that any conflict between the terms of the Integrated Agreement and those of the Term Sheet are to be resolved solely by reference to the terms reflected in the Integrated Agreement.

                              TERMS AND CONDITIONS

     1. INCORPORATION OF RECITALS. The Parties incorporate herein all of the above recitals as if fully set forth in the body of this Settlement Agreement.

     2. GOOD FAITH SETTLEMENT. The Parties desire to resolve the Litigation and the Claims, and certain other disputes, in the manner and to the extent set forth in the Integrated Agreement. The Parties agree that the settlement embodied in the Integrated Agreement is made in good faith.

     3.   REPRESENTATIONS AND WARRANTIES.

          (a)  The Parties mutually represent and warrant to each other that:

               (i) they are authorized to enter into the Integrated Agreement and to satisfy the terms and conditions established therein;


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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               (ii) neither the execution nor performance of the Integrated
Agreement will breach or conflict with any agreement, undertaking, instrument or court order to which they are subject;

               (iii) all actions and approvals, corporate or otherwise, necessary for them to enter into the Integrated Agreement and to perform their obligations hereunder have been obtained;

               (iv) each of them has obtained any and all waivers and/or approvals that may be required under its existing agreements with third parties to permit it to enter into the Integrated Agreement and to perform the obligations and grant the rights established therein;

               (v) the Integrated Agreement constitutes a valid and binding obligation of each Party, enforceable against it in accordance with its terms and conditions;

               (vi) the person or persons signing the Integrated Agreement on behalf of each of them are authorized to do so;

               (vii) each of them has not transferred or assigned, including by operation of law or otherwise, any of the property, rights, claims, suits, causes of action, demands, liabilities or obligations that are the subject of the Integrated Agreement;

               (viii) each of them has read and understood the terms and consequences of the Integrated Agreement and is fully aware of the legal and binding effect of the Integrated Agreement;

               (ix) each of them has obtained advice of legal counsel in connection with the negotiation and settlement of all aspects of the Litigation prior to entering into the Integrated Agreement;

               (x) each of them has made such investigation of the facts pertaining to the Integrated Agreement, and of all matters pertaining to it, as it deems necessary; and

               (xi) each of them has executed the Integrated Agreement voluntarily and without any duress or undue influence on the part of the Parties hereto or any third party.

          (b) The Parties are not relying on any representations, warranties, or advice as to the rights, obligations, and terms of the Integrated Agreement from each other or from the other's attorneys, other than those that appear in the Integrated Agreement, the attached exhibits and the letter from Latham & Watkins delivered to CALIPER pursuant to Section 3 of the Common Stock Issuance Agreement.

          (c) The Parties voluntarily execute the Integrated Agreement on their own behalf and, with respect to CALIPER, on behalf of the CALIPER Entities (as defined in Section 6(a) of this Settlement Agreement), and, with respect to ACLARA, on behalf of the ACLARA Entities (as defined in Section 6(a) of this Settlement Agreement), with full knowledge of its significance and with the express intention of effecting its legal consequences.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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     4.   CONSIDERATION TO CALIPER. In consideration for the promises and covenants set forth in the Integrated Agreement, CALIPER shall receive the consideration set forth in the Integrated Agreement, including without limitation: (a) the general releases and dismissals provided for herein; (b) payment of $27.5 million in cash and/or stock, as provided for and in accordance with the Common Stock Issuance Agreement, in full and final settlement of its Claims in the Litigation; (c) $5 million in cash and/or stock, as provided for and in accordance with the Common Stock Issuance Agreement, for its license to ACLARA of the Ramsey Patent Family patents as provided for and in accordance with the Cross-License Agreement; (d) [ * ] as provided for and in accordance with the Cross-License Agreement; and (e) [ * ] license to ACLARA's `022 Patent Family patents as provided for and in accordance with the Cross-License Agreement.

     5. CONSIDERATION TO ACLARA. In consideration for the promises and covenants set forth in the Integrated Agreement, ACLARA shall receive the consideration set forth in the Integrated Agreement, including without limitation: (a) the general releases and dismissals provided for herein and (b) [ * ] license to CALIPER's Ramsey Patent Family patents as provided for and in accordance with the Cross-License Agreement.

     6.   RELEASE OF ACLARA BY CALIPER.

          (a) Subject to Section 6(b), CALIPER, on behalf of itself and on behalf of each of its predecessors, successors, assigns, and present and former officers, directors, employees, agents, representatives, insurers, sureties, CALIPER Controlled Persons (as defined in Section 20(a)(ii)(B)) and attorneys
([ * ]) (collectively hereinafter the "CALIPER Entities"), hereby releases and forever discharges ACLARA and each of its predecessors, successors, assigns, and present and former officers, directors, employees, agents, representatives, insurers, sureties, ACLARA Controlled Persons and attorneys ([ * ]) (collectively hereinafter the "ACLARA Entities") who were, are, or may ever become liable to CALIPER or the CALIPER Entities of and from any and all claims, demands, causes of action, obligations, liens, taxes, damages, losses, costs, attorneys' fees, and expenses of every kind and nature whatsoever, known or unknown, fixed or contingent, including any and all rights to subrogation therefor, which CALIPER or the CALIPER Entities may have had, now has, or may hereafter have against ACLARA or the ACLARA Entities by reason of any matter, cause, or thing arising at any time up to the Effective Date, including without limitation (i) all claims and disputes at issue in the Litigation, (ii) any and all claims for incidental, consequential, ensuing, and/or resulting damage arising from the prosecution of the complaints, counterclaims, defenses, and/or settlement of the Litigation, (iii) all claims arising from actions taken or statements made concerning or in connection with the Litigation, and (iv) any and all matters raised and/or which could have been raised in, or as a result of, the Litigation; (collectively hereinafter, and as further restricted by Section 6(b) below, the "CALIPER Released Claims").

          (b) Notwithstanding Section 6(a), CALIPER Released Claims shall not include (collectively hereinafter the "CALIPER Excluded Claims"):

               (i) any claims arising out of or relating to the Integrated Agreement;



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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

               (ii) the right to assert in an Arbitration concerning the `022 Patent Family, in which ACLARA has asserted infringement of a Patent in the `022 Patent Family or CALIPER has commenced a declaratory judgment action based upon the imminent threat of such assertion, equitable claims, counterclaims and defenses [ * ];

               (iii) claims, counterclaims and defenses [ * ];

               (iv) the right to assert that unlicensed products currently manufactured by ACLARA, or unlicensed current activities of ACLARA, infringe a Valid Claim of a Patent in the Ramsey Patent Family, as such terms are defined in the Cross-License Agreement; provided however, that the right to claim damages for such alleged infringement occurring prior to the Effective Date is hereby released and forever discharged and extinguished;

               (v) any claims by any CALIPER Entities where such claims are unrelated to (A) the CALIPER Entities' affiliation with CALIPER, (B) any rights derived directly or indirectly from CALIPER (by assignment or otherwise), or (C) any duty that they may have to CALIPER or that CALIPER may have to them; and

               (vi) any claims against any ACLARA Entities, where such claims are unrelated to (A) the ACLARA Entities' affiliation with ACLARA, (B) any rights derived directly or indirectly from ACLARA (by assignment or otherwise), or (C) any duty that they may have to ACLARA or that ACLARA may have to them.

     7.   RELEASE OF CALIPER BY ACLARA.

          (a) Subject to Section 7(b), ACLARA, on behalf of itself and on behalf of each of the ACLARA Entities, hereby releases and forever discharges CALIPER and each of the CALIPER Entities who were, are, or may ever become liable to ACLARA or the ACLARA Entities of and from any and all claims, demands, causes of action, obligations, liens, taxes, damages, losses, costs, attorneys' fees, and expenses of every kind and nature whatsoever, known or unknown, fixed or contingent, including any and all rights to subrogation therefor, which ACLARA or the ACLARA Entities may have had, now have, or may hereafter have against CALIPER or the CALIPER Entities by reason of any matter, cause, or thing arising at any time up to the Effective Date, including without limitation (i) all claims and disputes at issue in the Litigation, (ii) any and all claims for incidental, consequential, ensuing, and/or resulting damage arising from the prosecution of the complaints, counterclaims, defenses, and/or settlement of the Litigation, (iii) all claims arising from actions taken or statements made concerning or in connection with the Litigation, and (iv) any and all matters raised and/or which could have been raised in, or as a result of, the Litigation; (collectively hereinafter, and as further restricted by Section 7(b) below, the "ACLARA Released Claims").

          (b) Notwithstanding Section 7(a), ACLARA Released Claims shall not include (collectively hereinafter the "ACLARA Excluded Claims"):

               (i) any claims arising out of or relating to the Integrated Agreement;

               (ii) claims, counterclaims and defenses [ * ]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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               (iii) the right to assert that unlicensed products currently manufactured by CALIPER, or unlicensed current activities of CALIPER, infringe a Valid Claim of a Patent in the `022 Patent Family, as such terms are defined in the Cross-License Agreement; provided, however, that the right to claim damages for such alleged infringement arising or occurring prior to the Effective Date is hereby released and forever discharged and extinguished;

               (iv) any claims by any ACLARA Entities where such claims are unrelated to (A) the ACLARA Entities' affiliation with ACLARA, (B) any rights derived directly or indirectly from ACLARA (by assignment or otherwise), or (C) any duty that they may have to ACLARA or that ACLARA may have to them; and

               (v) any claims against any CALIPER Entities, where such claims are unrelated to (A) the CALIPER Entities' affiliation with CALIPER, (B) any rights derived directly or indirectly from CALIPER (by assignment or otherwise), or (C) any duty that they may have to CALIPER or that CALIPER may have to them.

     8. DISMISSAL OF THE STATE ACTION. Within two business days of delivery of the executed Integrated Agreement, CALIPER and/or its attorneys shall execute and file with the Superior Court of California, in and for Santa Clara County, a Request for Dismissal with Prejudice, in the form of Exhibit E attached to this Settlement Agreement, of all of its claims against ACLARA in the State Action. Notwithstanding such dismissal, it is understood and agreed that CALIPER shall have the right to reassert its equitable claims in the State Action in accordance with Section 20(x) in the event that the `022 Patent Family becomes the subject of a future arbitration proceeding under Section 20(x) of this Settlement Agreement, with such assertion to be made as part of that proceeding. A filed-endorsed copy of CALIPER's Request for Dismissal shall be served upon ACLARA or its counsel immediately after filing.

     9. DISMISSAL BY THE PARTIES OF THE `015 ACTION AND THE RAMSEY ACTION. Within two business days of delivery of the executed Integrated Agreement, the Parties shall execute and file with the United States District Court for the Northern District of California (hereinafter the "District Court") stipulations addressing dismissal of the `015 Action and the Ramsey Action in the forms of Exhibits F and G attached to this Settlement Agreement (collectively hereinafter "Stipulations"). Such Stipulations shall dismiss with prejudice the respective plaintiffs' (including all co-plaintiffs) claims in each case but shall dismiss without prejudice the respective defendants' defenses and counterclaims asserted in the `015 Action and the Ramsey Action. In the event that the District Court declines, as a formal matter, to accept the dismissal of said defenses and counterclaims without prejudice and instead requires some or all of those defenses and counterclaims to be dismissed with prejudice, the respective defendants will dismiss such defenses and counterclaims with prejudice, but it shall nonetheless be understood and agreed between the Parties that such defenses and counterclaims may, except as otherwise provided under the Cross-License Agreement, be asserted in any future proceeding concerning these or other Patents pursuant to Section 20 of this Settlement Agreement, with such assertion to be made pursuant to the mandatory ADR Procedures established under that Section. File-endorsed copies of the Stipulations shall be served upon both Parties immediately after filing.

     10. WAIVER. The Parties hereby acknowledge that there is a risk that, subsequent to the Effective Date, they may incur, suffer, or sustain injury, loss, damage, costs, attorneys' fees,



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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or expenses, that are in some way caused by and/or connected with the persons, entities, and/or matters referred to in the Litigation or Claims, or that are unknown or unanticipated as of the Effective Date, or that are not presently capable of being ascertained. Further, the Parties acknowledge that there is a risk that such damages as are presently known may become more serious than they now expect or anticipate. Nevertheless, the Parties expressly agree the Integrated Agreement has been negotiated and agreed upon in light of those realizations, and it is their intention that the releases set forth in Section 6 and 7 above of this Settlement Agreement (collectively hereinafter "Releases") be and remain in full force and effect as a full and complete release as to all matters covered by such Releases, notwithstanding the discovery of any additional facts or claims that existed either before or after the Effective Date. In so doing, the Parties have had the benefit of counsel, and have been advised of, understand, and knowingly, voluntarily, and specifically waive all rights they may have under California Civil Code Section 1542, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     11.  INDEMNITY.

          (a)  Indemnification of ACLARA by CALIPER

               (i) Subject to Section 11(a)(ii), CALIPER agrees to and will hold harmless and indemnify ACLARA and the ACLARA Entities of and from any and all liability (including all costs, expenses, and attorneys' fees incurred therein) arising out of:

                    (A)  [ * ]

                    (B)  [ * ]

               (ii) Notwithstanding Section 11(a)(i), CALIPER shall not be obligated to indemnify ACLARA or the ACLARA Entities [ * ].

          (b)  INDEMNIFICATION OF CALIPER BY ACLARA.

               (i) Subject to Section 11(b)(ii), ACLARA agrees to and will hold harmless and indemnify CALIPER and the CALIPER Entities of and from any and all liability (including all costs, expenses, and attorneys' fees incurred therein) arising out of:

                    (A)  [ * ]

                    (B)  [ * ].



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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               (ii) Notwithstanding Section 11(b)(i), ACLARA shall not be obligated to indemnify CALIPER or the CALIPER Entities for any claims, cross-claims, or counterclaims that may be asserted against CALIPER or the CALIPER Entities by any person or entity [ * ].

     12. COMPROMISE. The Integrated Agreement is the result of a compromise between CALIPER and ACLARA in the Litigation and shall never at any time or for any purpose be considered an admission of liability, fault, and/or responsibility by CALIPER or ACLARA; nor shall the existence or performance of any obligation under the Integrated Agreement constitute or be construed as an admission of any liability, fault, or responsibility whatsoever by CALIPER or ACLARA. It is expressly acknowledged and understood by CALIPER that ACLARA continues to deny any and all liability, fault and/or responsibility for the matters alleged by CALIPER in the Litigation. It is also expressly acknowledged and understood by ACLARA that CALIPER continues to deny any and all liability, fault, and/or responsibility for the matters alleged by ACLARA in the Litigation. This Settlement Agreement shall not be construed as being an acknowledgment of the absence of liability or fault on behalf of any third person (including, without limitation, [ * ]). This Section is without prejudice to the mutual right of the Parties otherwise to enforce the prospective rights and obligations established under the Integrated Agreement.

     13. ATTORNEYS' FEES. The Parties acknowledge and agree that CALIPER and ACLARA shall each bear its own costs, expenses, consultant and expert fees, and attorneys' fees arising out of and/or connected with the Litigation, the negotiation, drafting, and execution of the Integrated Agreement, and all matters arising out of or connected therewith, except that in the event any action is brought to enforce the Integrated Agreement, the prevailing Party shall be entitled to reasonable attorneys' fees, expenses and costs in addition to all other relief to which that Party may be entitled, if the Arbitration Panel finds that the non-prevailing Party's position was frivolous or taken in bad faith.

     14.  CONSTRUCTION AND INTERPRETATION.

          (a) The Settlement Agreement is the product of negotiation and preparation by and among the Parties and their respective attorneys. The Parties therefore expressly acknowledge and agree that the Settlement Agreement shall not be deemed prepared or drafted by one Party or another, or its attorneys, and will be construed fairly in accordance with its terms and without any construction in favor of or against either Party.

          (b) The captions and section and paragraph headings used in the Settlement Agreement are inserted for convenience only, and shall not affect the meaning or interpretation of the Integrated Agreement.

          (c) The Recitals and Exhibits to the Integrated Agreement are integral parts of the Integrated Agreement, and will be read and construed and have the same force and effect as if set out in the body of the Integrated Agreement.

     15. GOVERNING LAW. The Settlement Agreement shall in all respects be interpreted in accordance with and governed by the laws of the State of California, United States, without reference to or application of its conflicts of law provisions.




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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



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     16.  BINDING EFFECT. Except as expressly provided otherwise, the Settlement
Agreement shall be binding upon and inure to the benefit of the Parties, the CALIPER Entities and the ACLARA Entities.

     17. EFFECTIVE DATE. The Integrated Agreement shall be effective as of the date of the complete execution by the Parties and their attorneys of all of the agreements which are a part of, and together form, the Integrated Agreement (hereinafter the "Effective Date").

     18. ENTIRE AGREEMENT. This Settlement Agreement together with the exhibits hereto, and to the extent provided herein, the Cross-License Agreement and the Common Stock Issuance Agreement, constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior or contemporaneous representations, discussions, proposals, negotiations, conditions, agreements and communications, whether oral or written, between the Parties relating to the subject matter of this Agreement, including without limitation the Term Sheet, and all past courses of dealing or industry custom. There are no representations, warranties, agreements, arrangements, or undertakings, oral or written, between CALIPER and ACLARA relating to the subject matter of the Integrated Agreement that are not fully expressed in such agreements. No amendment or modification of any provision of the Settlement Agreement shall be effective unless in writing and signed by a duly authorized signatory of the Party against which enforcement of the amendment or modification is sought.

     19. COVENANT NOT TO SUE. Each of the Parties hereto covenants and agrees, on behalf of itself and on behalf of, in the case of CALIPER, each of the CALIPER Entities, and, in the case of ACLARA, each of the ACLARA Entities, never to commence and/or prosecute against the other any legal action and/or other proceedings based in whole or in part upon the claims, demands, causes of action, obligations, damages and/or liabilities released in this Settlement Agreement.

     20.  MANDATORY ALTERNATIVE DISPUTE RESOLUTION PROCEDURE.

          (a)  SCOPE; DEFINED TERMS.

               (i) GENERALLY. Each of CALIPER and ACLARA hereby acknowledges and agrees, on behalf of itself and on behalf of, in the case of CALIPER, each of the CALIPER Controlled Persons and, in the case of ACLARA, each of the ACLARA Controlled Persons, that the alternative dispute resolution procedures set forth in this Section 20 (hereinafter the "ADR Procedures") shall apply to [ * ] that arise after the Effective Date, or arose prior to the Effective Date and have not been released pursuant to the Settlement Agreement, and which:

                    (A)  arise under the patent laws [ * ] ("Patent Disputes");
or

                    (B) arise out of, concern, or relate to the [ * ] which are not [ * ] (including without limitation, disputes based upon contract, tort or statute) ("Non-Patent Disputes").



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Patent Disputes and Non-Patent Disputes are collectively referred to herein as
"Disputes." The Parties irrevocably waive their right to a jury trial with respect to any and all Disputes. Notwithstanding the foregoing, Interferences declared by the USPTO between a Patent [ * ] (as such terms are defined in the Cross-License Agreement) shall be subject to Section 21 below.

               (ii) DEFINED TERMS.

                    (A) "Assigned Patent" shall mean a Patent of a Party under which any rights are transferred by such Party to a Controlled Person of such Party, including through assignment of an underlying patent application, and/or a patent owned by a Controlled Person based on research or development of a party.

                    (B) "Controlled Person" shall mean, with respect to a Party, any Person Controlled (as such term is defined by the Cross-License Agreement) by such Party.

                    (C) "Person" shall mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or other similar entity or organization.

                    (D) "Third Party" shall mean, with respect to a Party, any third party who agrees, pursuant to Section 20(c)(ii), (iii) or (iv), to resolve any dispute with the other Party, its Controlled Persons and/or its Third Parties concerning, arising out of, or relating to (I) Patents owned or controlled by CALIPER or ACLARA or (II) any Assigned Patent in accordance with the ADR Procedures, as a Patent Dispute.

               (iii) STATUS OF CONTROLLED PERSONS AND THIRD PARTIES AS PARTIES. Except as otherwise set forth in this Settlement Agreement or limited by the Arbitration Panel (as such term is defined in Section 20(h)), for purposes of this Section 20 only, references to a Party, and its rights and obligations under this Section 20, shall include any CALIPER Controlled Persons, CALIPER Third Parties, ACLARA Controlled Persons and ACLARA Third Parties who are parties to a given Dispute.

          (b)  CONSOLIDATION OF DISPUTES.

               (i) Any Dispute involving both a Patent Dispute and a Non-Patent Dispute which are so related as to form the same case or controversy within the meaning of 28 U.S.C. Section 1367 and/or to constitute a compulsory counterclaim within the meaning of Fed. R. Civ. P. 13(a) shall be treated as a Patent Dispute for the purposes of this Section 20 and shall be joined in the same proceeding. Such joinder shall not be required, however, if it would bar or delay assertion of a Non-Patent Dispute because of the limit on the number of simultaneously pending Patent Disputes established under Section 20(b)(iv) or 20(b)(v).

               (ii) To the extent practicable, the Parties shall consolidate within a single arbitration proceeding all related Disputes that may be outstanding at the time such arbitration is commenced. However, unless the Parties otherwise mutually agree, each proceeding involving [ * ]. Nothing in this provision shall be construed as requiring a Party to



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assert its patents at any time; nor will any Party be deemed to have waived its right to assert any of its patents solely by reason of its failure to do so in any given proceeding.

               (iii) If the Parties are unable to agree to consolidate within a single arbitration proceeding all related Disputes that may be outstanding at the time such arbitration is commenced, those Disputes will be resolved simultaneously in separate proceedings.

               (iv) From the Effective Date, for a period of [ * ], no more than [ * ] [ * ] may be at issue in any and all Patent Disputes which are pending at the same time. [ * ] the right to assert [ * ], either directly or through their respective Controlled Persons. The [ * ] may only be asserted in proceedings commenced by third parties. [ * ] may only be asserted by [ * ] asserting claims arising out of a different [ * ] than that asserted by [ * ] in a separate pending proceeding, if any, commenced by [ * ], or against a different [ * ] than that asserted by [ * ] in a pending proceeding, if any, commenced by [ * ]. [ * ] may only be commenced by [ * ] asserting claims arising out of a different [ * ] than that asserted by [ * ] in a pending proceeding, if any, commenced by [ * ] or against a different [ * ] than that asserted by [ * ] in a pending proceeding, if any, commenced by [ * ].

               (v) After expiration of the [ * ] following the Effective Date, no more than [ * ] may be at issue in any and all Patent Disputes which are pending at the same time. [ * ] the right to assert up to [ * ], either directly or through their respective Controlled Persons. [ * ] may only be asserted in proceedings commenced by third parties. [ * ] may only be asserted by [ * ] asserting claims arising out of a different [ * ] than that asserted by [ * ] in a separate pending proceeding, if any, commenced by [ * ], or against a different [ * ] than that asserted by [ * ] in a pending proceeding, if any, commenced by [ * ]. [ * ] may only be commenced by an [ * ] asserting claims arising out of a different [ * ] than that asserted by [ * ] in a pending proceeding, if any, commenced by [ * ] or against a different [ * ] than that asserted by [ * ] in a pending proceeding, if any, commenced by [ * ].

               (vi) For purposes of calculating the number of Patent Disputes that may be pending simultaneously, a Patent Dispute shall be considered "pending" during the period between (A) the service of a Demand for Arbitration under Section 20(e) and (B) service of the final award of the Arbitration Panel under Section 20(s), regardless of whether that final award is appealed.

          (c) THIRD PARTIES. All Disputes shall be determined in accordance with this Section 20 [ * ].

               (i) NECESSARY PARTIES. If the interests of a third party are so inextricably involved in the proceeding that the third party would constitute a "person needed for just adjudication" within the meaning of Fed. R. Civ. P. 19 (hereinafter a "Necessary Party"), [ * ]

               (ii) FUTURE LICENSEES AND SUBLICENSEES UNDER PARTY PATENTS. ACLARA and CALIPER shall [ * ] (A) [ * ] (B) [ * ].



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               (iii) EXISTING LICENSEES AND SUBLICENSEES UNDER PARTY PATENTS.
ACLARA and CALIPER shall [ * ]:

                    (A)  [ * ] (A) [ * ] (B) [ * ]

                    (B)  [ * ] (A) [ * ] (B) [ * ].

               (iv) PARTY COOPERATION IN ADR PROCEDURES WITH THIRD PARTIES. Each Party agrees that it will resolve in accordance with the ADR Procedures any Disputes [ * ] in accordance with the ADR Procedures.

               (v) OTHER THIRD PARTIES WITH AN INTEREST IN A DISPUTE. A third party who is [ * ] but who has an interest in a Dispute and would not be a Necessary Party may be given notice of the Dispute and will be permitted to participate if:

                    (A)  the Parties agree; or

                    (B) after such Dispute arises, the third party agrees to resolve such Dispute in accordance with the ADR Procedures, and agrees to become contractually obligated to resolve any subsequent dispute between it and the adverse Party in the existing Dispute concerning, arising out of, or relating to
(I) Patents owned or controlled by CALIPER or ACLARA and (II) any Assigned Patents in accordance with the ADR Procedures as a Patent Dispute.

               (vi) PROCEDURAL RIGHTS OF THIRD PARTIES. In any proceeding involving a third party or Controlled Person under the ADR Procedures, such third party or Controlled Person shall be afforded such procedural rights and obligations as are consistent with the nature and scope of its interest in the subject matter of the Dispute.

          (D) INFORMAL DISPUTE RESOLUTION. The Parties adopt the principle that Disputes should be regarded as business problems to be resolved promptly through business-oriented negotiations before resorting to arbitration. The Parties shall therefore first use their best efforts to attempt in good faith to resolve such Dispute promptly by negotiation between executives of such Parties prior to resorting to arbitration hereunder.

               (i) A Party shall give the other Party or Parties written notice of any Dispute not resolved in the normal course of business ("Notice of Dispute"), which shall include a brief statement of the nature of the Party's position and the relief requested and shall identify the executive who will represent the Party in the negotiations and suggest a date for a face-to-face meeting to discuss the Dispute.

               (ii) Within fifteen business days of receiving a Notice of Dispute, the responding Party or Parties shall participate in a face-to-face meeting, at a mutually acceptable time and place, to discuss the Dispute in a good-faith effort to achieve a resolution.

               (iii) If the Dispute has not been resolved in the initial face-to-face meeting, the Parties shall hold at least one additional face-to-face meeting within five business days in a further effort to resolve the Dispute. If that second meeting is unsuccessful in

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achieving a resolution, and if the Parties do not agree within five business days following such meeting to schedule additional meetings in lieu of proceeding to arbitration, any Party to such Dispute may initiate an arbitration proceeding after five business days following such second meeting.

               (iv) All negotiations pursuant to this subsection concerning Informal Dispute Resolution shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

          (e) INITIATION OF ARBITRATION. In the event that a Dispute is not resolved by negotiation pursuant to the preceding subsection, the Dispute shall be settled by binding arbitration in accordance with the terms set out below ("Arbitration"). Any Party may initiate an Arbitration proceeding by serving on the other Party or Parties and filing with the American Arbitration Association ("AAA") a demand for arbitration ("Demand for Arbitration"). The Demand for Arbitration shall state the claims, demands, prayer for relief and facts upon which the same are based with the same level of specificity required by the Federal Rules of Civil Procedure for a complaint and shall identify with reasonable particularity any patent claims, products, activities, and/or provisions of the Integrated Agreement that are at issue. The Demand for Arbitration shall also identify the demanding Party's party-appointed arbitrator.

          (f) RESPONSE. Within fifteen business days of receipt of a Demand for Arbitration, the responding Party or Parties shall each file with the AAA and serve a response ("Response"), which shall identify: (i) its positions on the issues identified in the Demand for Arbitration and any defenses to the allegations set forth in the Demand for Arbitration in the same manner and with the same level of specificity required by the Federal Rules of Civil Procedure for an answer; and (ii) any counterclaims or additional issues that it believes should be addressed in the arbitration proceeding with the same level of specificity as required of the Demand for Arbitration; and (iii) the responding Party's party-appointed arbitrator.

          (g) AMENDMENT OF PLEADINGS. The amendment and supplementation of the Demand for Arbitration and Response shall be permitted in the same manner and to the same extent as set forth in Rule 15 of the Federal Rules of Civil Procedure. In determining whether to grant leave to a party to amend, the Arbitration Panel shall consider whether permitting such amendment would prevent it from rendering a just and equitable decision in the proceeding within the Time Period specified in Section 20(o).

          (h) SELECTION OF ARBITRATORS. The Arbitration shall be held before a neutral, independent, three-member arbitration panel ("Arbitration Panel"), of which one member shall be selected by ACLARA, one member shall be selected by CALIPER, and the third member shall be selected by the first two members. In the event that ACLARA or CALIPER has ceded its right to appoint an arbitrator to a third party (e.g., through a contract with that third party), such third party will have the right and obligation to appoint an arbitrator in place of ACLARA or CALIPER, as applicable. The selection of the third member, who shall serve as chair ("Chair") of the Arbitration Panel, shall be made by the two party-appointed arbitrators from among any candidates identified by them, subject to the qualifications and requirements set forth herein. The Chair shall be selected within fifteen business days following the appointment of the last party-appointed arbitrator. The selection of each arbitrator shall be effected by a notice that


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includes sufficient information concerning the arbitrator's affiliations, experience, and qualifications to permit the Parties to assess any potential challenges.

          (i) QUALIFICATION OF ARBITRATORS. Regardless of by whom appointed, each of the arbitrators shall be neutral and unbiased and shall have no material financial interest in any of the parties to the arbitration or the Disputes to be decided. Each arbitrator shall have sufficient knowledge and experience (as well as sufficient available time) to qualify him or her to understand and evaluate the issues to be presented fully and intelligently within the time allotted for the proceeding. In a Patent Dispute, the Chair shall be an attorney [ * ] in the field of patent law and experience and/or training in one or more technical areas relevant to the Dispute. In a Non-Patent Dispute, the Chair shall be an attorney [ * ] in the field of patent law, the licensing of intellectual property, and/or the litigation of intellectual property disputes. Apart from a Party's initial contacts with its prospective party-appointed arbitrators to ascertain their qualifications, availability, and willingness to serve, there shall be no ex parte contacts between any Party-appointed arbitrator and any Party. There shall be no ex parte contacts at any time between any arbitrator and any Party concerning any matter bearing on the merits of the issues to be determined in the arbitration.

          (j) EFFECT OF FAILURE TO APPOINT ARBITRATOR. In the event a Party fails to appoint its party-appointed arbitrator within the time required herein, or if an arbitrator is removed or becomes unable to serve and the Party appointing that arbitrator fails to appoint a replacement within fifteen business days of receiving notice of the removal or resignation of that arbitrator, or if the two party-appointed arbitrators fail to appoint (or replace) the Chair within the required period, a request shall be made for appointment of the required arbitrator by the AAA in accordance with Rule R-13 of the AAA Commercial Arbitration Rules, as amended and effective on September 1, 2000 ("AAA Rules") Any such appointment shall be made within fifteen business days of submission of the request to the AAA.

          (k) CHALLENGES TO ARBITRATORS. Any Party may challenge any arbitrator for cause, based on interest, bias, lack of qualification, or inability to serve. The Parties shall meet and confer in good faith on any such challenge, which must be made within five business days of the arbitrator's appointment, except that a later challenge may be made up to five business days after the date on which the challenging Party first learns of the facts upon which the challenge is based if those facts did not exist at the time of the original five-day period and/or could not have been ascertained by the challenging Party at that earlier time with the exercise of reasonable diligence. If the Parties are unable to reach agreement on retention or dismissal of a challenged arbitrator within five business days of a timely challenge, the challenge shall be submitted to the AAA for resolution pursuant to R-19(b) of the AAA Rules. Any such resolution shall be made within fifteen business days of submission to the AAA.

          (l) PROCEDURES. Unless the Parties otherwise agree, the AAA Rules shall govern the Arbitration, except that in the case of any conflict between this or any other provision of the Integrated Agreement and the AAA Rules, the requirements of the Integrated Agreement shall govern. In the event that the AAA Rules or the Integrated Agreement do not provide for a relevant rule or procedure, the Arbitration shall follow such arbitration rules and procedures as the Parties may agree upon or, in the absence of such agreement, as established by the Arbitration Panel. Such rules and procedures shall be designed to effectuate the Parties' intent


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that the dispute be resolved fairly, efficiently, and in a cost-effective manner. The Parties shall have full rights of disclosure and discovery provided for under the Federal Rules of Civil Procedure and the Local Rules of the District Court for the Northern District of California. The Arbitration Panel, however, shall have wide discretion to streamline procedures in order to resolve Disputes in a fair manner within the agreed upon time.

          (m) LOCATION AND LANGUAGE. Unless the Parties otherwise mutually agree, the Arbitration shall be conducted in San Francisco, California at the offices of the AAA, and the proceedings shall be conducted in English.

          (n) SUBSTANTIVE LAW. The Arbitration Panel shall apply the same substantive laws as would be applied to the Dispute if it were brought before the District Court. The interpretation and enforcement of the ADR Procedures and any order or award entered thereunder, shall be governed by the Federal Arbitration Act.

          (o) TIME FOR DECISION. The Time Period for the arbitration of each Patent Dispute shall depend upon the number of [ * ] involved in that Patent Dispute as follows: (i) [ * ]; (ii) [ * ]; (iii) [ * ]; (iv) [ * ]; and (v)
[ * ]. The Time Period shall commence upon appointment of the Chair of the Arbitration Panel. For this purpose, the appointment of the Chair shall be effective five business days after the Chair is selected pursuant to Subsections 20(h) or 20(j) above, except that if the Chair is subject to an unsuccessful challenge made within the initial five-day period under subsection 20(k), the appointment shall be effective immediately upon resolution of the challenge. For Non-Patent Disputes the Time Period shall be [ * ]. If one or more arbitrators must be replaced after the initial five-day challenge period for each of them has lapsed, the proceeding may be extended, if necessary, by up to, but no more than, [ * ].

               (i) The Arbitration Panel shall issue its final award within the Time Period. In extraordinary circumstances, the Arbitration Panel, upon a finding that it is impracticable to meet this deadline consistent with its primary obligation justly to determine the controversy before it, shall have discretion to extend or alter the deadline in [ * ], but only to the extent necessary to preserve the enforceability of its awards. This deadline may also be extended at any time with the agreement of all Parties to the Arbitration.

               (ii) The Arbitration Panel shall in its discretion schedule (and may in its discretion amend) deadlines for, inter alia, the close of discovery, the submission of dispositive motions, the pre-hearing conference, and the hearing to promote the orderly and just resolution within the Time Period of the Dispute before it.

          (p) DISPOSITIVE MOTIONS AND HEARING. Prior to the hearing, the Parties may make motions for summary adjudication in accordance with Rule 56 of the Federal Rules of Civil Procedure of any claims, counterclaims, defenses, or issues as to which it believes there is no genuine issue of material fact. The Arbitration Panel shall resolve such motions prior to the hearing. The Arbitration Panel shall hold a hearing no later than one month before the expiration of the Time Period to resolve those claims, counterclaims, defenses and issues as to which the Arbitration Panel concludes that there exist genuine issues of material fact. At that hearing, the Parties shall be permitted to present, inter alia, live testimony of witnesses and legal arguments in support of their respective positions. The Parties shall voluntarily produce all documents that


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they intend to use at the hearing and a list of intended witnesses, together with a statement of the subject matter upon which each will testify, at least two weeks prior to the hearing, subject to supplementation for purposes of rebuttal or good cause shown.

          (q) CONFIDENTIALITY. All Arbitration proceedings under this Section 20 shall be confidential, except to the extent otherwise agreed by the Parties or required by law, regulation, or court order. If disclosure is so required, the Parties shall cooperate to attempt to ensure that such disclosure is strictly limited to that necessary to comply with such law, regulation, or order and shall otherwise take such steps as are available to maintain the confidentiality of the Arbitration to the full extent permitted by law. However, in the event that a Party contends that a third party would constitute a Necessary Party for purposes of a particular Arbitration proceeding or has a right or obligation to participate in the Arbitration proceeding pursuant to a commitment to be bound by the ADR Procedures, that Party may, following notice to the other Parties, give notice of the proceeding to such third party.

          (r) FEES AND EXPENSES OF THE ARBITRATION. The fees and expenses of the arbitrators and any other joint costs of the Arbitration (including, without limitation, incidental expenses of the arbitrators, facilities costs, and other joint expenses, but excluding each Party's attorneys' fees, expert fees, and other litigation expenses and costs) shall be [ * ]: (i) in the case of a Patent Dispute, [ * ]; (ii) for a Non-Patent Dispute, [ * ]. If a Controlled Person, Third Party or other third party participates in the proceeding, the Arbitration Panel shall establish a fair allocation of joint costs to that Controlled Person, Third Party or other third party, taking into account the presumptive allocation established above, as well as the nature and scope of the Controlled Person's, Third Party's, or other third-party's interest in the proceeding. The failure of any Party to post its share of the joint costs shall subject that Party to monetary or other sanctions at the discretion of the Arbitration Panel, including terminating sanctions for repeated failure to post its share of the joint costs. Notwithstanding the divisions established in or pursuant to this subsection, the Arbitration Panel shall require a Party to bear the entire cost of the Arbitration, or of a particular portion of the Arbitration, if it finds that Party's position in that Arbitration or portion of the Arbitration to have been frivolous or taken in bad faith.

          (s)  DECISIONS OF THE ARBITRATION PANEL.

               (i) DECISIONS BY MAJORITY VOTE. All rulings by the Arbitration Panel, including its final award, shall be by majority vote. The Arbitration Panel shall issue its award in writing, accompanied by findings of fact and conclusions of law, and signed by the arbitrators. If a decision is not unanimous, the dissenting arbitrator shall identify in writing her or his reasons for disagreement.

               (ii) DAMAGES AWARDS. The Arbitration Panel shall be empowered to award such compensatory damages, attorneys fees and exemplary damages, as are authorized or permitted by the governing law with respect to the claim or claims upon which liability is found.

               (iii) DECLARATORY RULINGS. The Arbitration Panel shall be empowered to issue awards in the form of declaratory determinations, applying the standards applicable in federal courts for declaratory judgments.


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               (iv) INJUNCTIVE RELIEF. The Arbitration Panel may grant interim, provisional, or final awards providing injunctive relief ("Injunction Orders"). If a Party refuses or fails to comply with an Injunction Order under this provision, the prevailing Party may seek to have the Injunction Order enforced by a court of competent jurisdiction under the Federal Arbitration Act or other applicable laws. If the applicable law does not permit the Injunction Order to be enforced directly, but instead requires further proceedings before the court, the Parties agree that the substantive findings of the Arbitration Panel shall be binding on the merits.

          (t) REVIEW OF AWARDS IN NON-PATENT DISPUTES. No review of any order or award entered by the Arbitration Panel in a Non-Patent Dispute shall be available, except on the limited grounds established for appeal of binding arbitral awards under the Federal Arbitration Act. Any arbitration award granted under this provision may be confirmed and enforced in any court of competent jurisdiction pursuant to the Federal Arbitration Act.

          (u) REVIEW OF AWARDS IN PATENT DISPUTES. An Injunction Order or final award entered in a Patent Dispute (collectively hereinafter an "Appealable Award"), in addition to being reviewable under the Federal Arbitration Act, shall be reviewable on the same grounds and to the same extent as if the reviewing court were the United States Court of Appeals for the Federal Circuit ("Federal Circuit") reviewing an order or judgment of a United States District Court, in accordance with the procedure set forth in section 20(v) below. No review of orders and awards other than Appealable Awards shall be available to the Parties, except on the limited grounds established for appeal of binding arbitral awards under the Federal Arbitration Act. Any order or award in a Patent Dispute which is not an Appealable Award may be confirmed and enforced in any court of competent jurisdiction pursuant to the Federal Arbitration Act.

          (v) APPEAL OF INJUNCTION ORDERS AND FINAL AWARDS IN PATENT DISPUTES. In order to secure the expanded scope of review for Appealable Awards contemplated in section 20(u) above, the Parties have provided a preferred and a secondary method for securing such review. The secondary method is to be followed in the event that a court of competent jurisdiction determines that the Parties cannot obtain by the preferred method the substantive review of an Appealable Award contemplated herein.

               (i) PREFERRED METHOD. Upon entry of an Appealable Award by the Arbitration Panel, any Party may make application to the District Court for enforcement or confirmation of such Appealable Award.

                    (A) A Party contesting such Appealable Award, shall, within thirty (30) days of notice of the Appealable Award, serve notice on the prevailing Party of its desire to appeal. Within ten (10) business days of receipt of such notice, the prevailing Party shall file an application to the District Court for enforcement or confirmation of such Appealable Award. Within five (5) business days following the filing of such application, the Party seeking to appeal shall file in the District Court and serve on the other Party or Parties a pleading stating the grounds for contesting or appealing such Appealable Award. Such pleading may state as such grounds any grounds available under the Federal Arbitration Act and any grounds that would be available if the Federal Circuit were reviewing the Appealable Award as an order or judgment of a United States District Court, including without limitation, whether such Appealable Award is supported by substantial evidence and/or its conclusions of law are

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erroneous. The Parties shall then enter into a stipulation consenting to the confirmation of the award by the District Court and entry of the Appealable Award as a judgment of the District Court, without waiving any right by the Parties to appeal such Appealable Award. If the District Court or Federal Circuit refuse to accept the stipulation or to act in accordance with it, the Parties agree to forego the preferred method at that time, to dismiss the action in the District Court (provided that claims asserted under the grounds for review established under the Federal Arbitration Act may be dismissed without prejudice), and to proceed in accordance with the secondary method set forth in section 20(v)(ii) below.

                    (B) The Party contesting or appealing such Appealable Award shall have the right to appeal the District Court's judgment to the Federal Circuit for final resolution of such Patent Dispute, including all issues arising under the patent laws and any patent questions determined or resolved by such Appealable Award or the District Court's judgment, including without limitation patent construction, interpretation, validity, enforceability and infringement. In addition to reviewing the Appealable Award under the Federal Arbitration Act, the Federal Circuit shall review the Appealable Award on the same grounds and to the same extent as if it were reviewing an order or judgment of a United States District Court, including without limitation, whether such Appealable Award is supported by substantial evidence, and/or the conclusions of law supporting such Appealable Award are erroneous.

                    (C) No Party shall contest the jurisdiction of the Federal Circuit to hear and decide the appeal. A Party that challenges the jurisdiction of the Federal Circuit in such appeal shall be liable to the other Party or Parties for all attorney's fees incurred by such other Parties in connection with actions taken pursuant to this preferred method. No Party shall assert that any Party waived the right to appeal any issue by failing to litigate such issue on the merits before the District Court or by entering into the stipulation discussed in Subsection (A) above.

                    (D) If the Federal Circuit declines to accept an appeal for jurisdictional reasons or otherwise dismisses the appeal without reaching the merits, the District Court's judgment shall be vacated by stipulation and shall have no further force or effect, and appeal may be had to a new three-member private Appeal Panel (as such term is defined in Section 20(v)(ii)(D)) in accordance with the procedures set forth in subsection 20(v)(ii) below. Any appeal to such a private Appeal Panel shall be initiated within thirty days of entry of the Arbitration Panel's Appealable Award, or rejection of the case on jurisdictional grounds by the federal courts, if later.

                    (E) If the Federal Circuit decides on its own motion to decline jurisdiction over, or otherwise refuses to reach the substantive merits of, an appeal of an Appealable Award entered in Patent Disputes held under these ADR Procedures, and if the grounds for that decision are of general applicability and would apply to future appeals of Appealable Awards made under these ADR Procedures, then any such future appeals shall be made directly pursuant to subsection 20(v)(ii) below and need not first be presented to the court.

               (ii) SECONDARY METHOD


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                    (A)  INITIATION OF ARBITRATION. Within 30 days of the entry of the Arbitration Panel's Appealable Award, or rejection of the case on jurisdictional grounds by the federal courts, if later, any Party desiring to contest the Appealable Award may initiate an arbitration proceeding to appeal such Appealable Award (the "Arbitration Appeal") by serving on the other Party or Parties and filing with the AAA a Demand for Arbitration. The Demand for Arbitration shall state with reasonable particularity the issues on appeal. The Demand for Arbitration shall also identify the demanding Party's party-appointed arbitrator.

                    (B) RESPONSE. Within fifteen business days of receipt of a Demand for Arbitration, the responding Party or Parties shall each file with the AAA and serve a Response, which shall identify with reasonable particularity:
(i) its positions on the issues identified in the Demand for Arbitration; (ii) any additional issues to be raised by way of cross-appeal; and (iii) the responding Party's party-appointed arbitrator.

                    (C) AMENDMENT OF PLEADINGS. The amendment and supplementation of the Demand and Response shall be permitted only with leave of the Appeal Panel.

                    (D) SELECTION OF ARBITRATORS. The Arbitration Appeal shall be held before a neutral, independent, three-member arbitration panel ("Appeal Panel"), of which one member shall be selected by each of ACLARA and CALIPER, and the third member shall be selected by the first two members. In the event that ACLARA or CALIPER has ceded its right to appoint an arbitrator to a third party (e.g., through a contract with that third party), such third party will have the right and obligation to appoint an arbitrator in place of ACLARA or CALIPER, as applicable. The selection of the third member, who shall serve as Chair of the Appeal Panel, shall be made by the two party-appointed arbitrators from among any candidates identified by them, subject to the qualifications and requirements set forth herein. The Chair shall be selected within fifteen business days following the appointment of the last party-appointed arbitrator. The selection of each arbitrator shall be effected by a notice that includes sufficient information concerning the arbitrator's affiliations, experience, and qualifications to permit the Parties to assess any potential challenges.

                    (E) QUALIFICATION OF ARBITRATORS. Regardless of by whom appointed, each of the arbitrators on the Appeal Panel shall be neutral and unbiased and shall have no material financial interest in any of the parties to the arbitration or the Disputes to be decided. Each arbitrator shall be [ * ]. The Chair of the Appeal Panel shall also have experience and/or training in one or more technical areas relevant to the Dispute. Apart from a Party's initial contacts with its prospective party-appointed arbitrators to ascertain their qualifications, availability, and willingness to serve, there shall be no ex parte contacts between any Party-appointed arbitrator and any Party. There shall be no ex parte contacts at any time between any arbitrator and any Party concerning any matter bearing on the merits of the issues to be determined in the Arbitration Appeal.

                    (F) EFFECT OF FAILURE TO APPOINT ARBITRATOR. In the event a Party fails to appoint its party-appointed arbitrator within the time required herein, or if an arbitrator is removed or becomes unable to serve and the Party appointing that arbitrator fails to appoint a replacement within fifteen business days of receiving notice of the removal or



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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
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                                       19
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resignation of that arbitrator, or if the two party-appointed arbitrators fail to appoint (or replace) the Chair within the required period, a request shall be made for appointment of the required arbitrator by the AAA in accordance with Rule R-13 of the AAA Rules. Any such appointment shall be made within fifteen business days of submission of the request to the AAA.

                    (G) CHALLENGES TO ARBITRATORS. Any Party may challenge any arbitrator for cause, based on interest, bias, lack of qualification, or inability to serve. The Parties shall meet and confer in good faith on any such challenge, which must be made within five business days of the arbitrator's appointment, except that a later challenge may be made up to five business days after the date on which the challenging Party first learns of the facts upon which the challenge is based if those facts did not exist at the time of the original five-day period and/or could not have been ascertained by the challenging party at that earlier time with the exercise of reasonable diligence. If the Parties are unable to reach agreement on retention or dismissal of a challenged arbitrator within five business days of a timely challenge, the challenge shall be submitted to the AAA for resolution pursuant to R-19(b) of the AAA Rules. Any such resolution shall be made within fifteen business days of submission to the AAA.

                    (H) PROCEDURES. Briefing of the issues on appeal shall be in accord with the rules of the Federal Circuit. Unless the Parties otherwise agree, the AAA Rules shall govern the Arbitration Appeal, except that in the case of any conflict between this or any other provision of the Integrated Agreement and the AAA Rules, the requirements of the Integrated Agreement shall govern. In the event that the AAA Rules or the Integrated Agreement do not provide for a relevant rule or procedure, the Arbitration Appeal shall follow such arbitration rules and procedures as the Parties may agree upon or, in the absence of such agreement, as established by the Appeal Panel. Such rules and procedures shall be designed to effectuate the Parties' intent that the dispute be resolved fairly, efficiently, and in a cost-effective manner.

                    (I) LOCATION AND LANGUAGE. Unless the Parties otherwise mutually agree, the Arbitration Appeal shall be conducted in San Francisco, California at the offices of the AAA, and the proceedings shall be conducted in English.

                    (J) SCOPE OF REVIEW AND SUBSTANTIVE LAW. The standard(s) of review and the substantive law shall be the same as those ordinarily applied by the Federal Circuit in an appeal from a United States District Court.

                    (K) THE RECORD ON APPEAL. The record on appeal shall consist of the record (e.g., transcripts, filings and exhibits) of the arbitration proceedings conducted in accordance with Section 20(e)-(s) giving rise to the Arbitration Appeal ("Record on Appeal"). The Appeal Panel shall not permit further discovery or take further evidence, but rather shall determine the Arbitration Appeal based upon the briefs of the Parties, the Record on Appeal, and the oral argument of counsel for the Parties.

                    (L) CONFIDENTIALITY. All Arbitration Appeal proceedings under this provision shall be confidential, except to the extent otherwise agreed by the Parties or required by law, regulation or Court Order. If disclosure is so required, the parties shall cooperate to attempt to ensure that such disclosure is strictly limited to that necessary to comply


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

with such law, regulation or order and shall otherwise take such steps as are available to maintain the confidentiality of the Arbitration Appeal to the full extent permitted to law.

                    (M) FEES AND EXPENSES OF THE ARBITRATION. The joint costs of the Arbitration Appeal shall be [ * ]. Upon announcement of the final award of the Appeal Panel, the [ * ] (which shall be identified in the Appeal Panel's final award) [ * ] of the joint costs other than the fees of the arbitrators and [ * ] of the fees of the arbitrators. [ * ] for any expenditures in excess of that allocation previously made by such [ * ]. However, the Appeal Panel shall require a Party to bear all or a greater proportion of the joint costs on appeal for all or a particular portion of the Arbitration Appeal, if it finds that Party's position in the Arbitration Appeal or portion of the Arbitration Appeal to have been frivolous or taken in bad faith. The failure of any Party to post its share of the joint costs shall subject that Party to monetary or other sanctions at the discretion of the Appeal Panel, including terminating sanctions for repeated failure to [ * ].

                    (N) DECISIONS OF THE APPEAL PANEL. All rulings by the Appeal Panel, including its final award, shall be by majority vote. The arbitrators shall issue their final award in writing, identifying the reasons for the decision, and signed by the arbitrators. If a decision is [ * ].

               (iii) The decision from the Federal Circuit (if on the merits) or Appeal Panel shall be final. No further appeals shall be available. The losing Party on appeal shall not contest or oppose any application by the prevailing Party to confirm and enforce the final award entered by the Appeal Panel in any court of competent jurisdiction.

               (iv) Following the period for appeal established above, or following the conclusion of any appeal (if and to the extent that the award is affirmed), any Appealable Award entered pursuant to these ADR Procedures may be confirmed and enforced in any court of competent jurisdiction in accordance with the Federal Arbitration Act.

          (w) BINDING EFFECT OF ARBITRATION DECISIONS. Any final determination in an arbitration conducted pursuant to this provision (including any appeals, if permitted) shall be binding and shall have full res judicata and collateral estoppel effect as between the Parties to the Arbitration Appeal (including any third parties who are contractually bound to participate in the proceeding, as well as any third parties who in fact participate). However, it is not the Parties' intent that any such arbitration decision is to create any rights in, or to have preclusive effect on claims brought by or against, any third parties who have not agreed to be bound by or otherwise joined in these ADR Procedures, except insofar as the rights and obligations of a third party derive directly from rights and obligations of the Parties (and any participating third parties) that are actually adjudicated by the arbitration decision.

          (x) SPECIAL RULE FOR PROCEEDINGS CONCERNING [ * ]. In the event, and only in the event, of an Arbitration concerning the [ * ], in which [ * ]. In considering [ * ], the Arbitration Panel shall, if asked, receive as evidence and consider, but shall not be bound by, [ * ]. In any such Arbitration, the Arbitration, including discovery, shall be bifurcated. The Arbitration Panel shall first consider on [ * ]. Either Party may elect to appeal the decision [ * ] in accordance with the procedure set forth in section 20(v)(ii) above. Only after the final


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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
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

resolution of this first phase of the proceeding and resolution of any appeal will the arbitrators consider and issue a decision, if necessary, on the remaining matters. Each phase of such bifurcated proceeding shall count as a separate Arbitration for purposes of calculating the time limit for issuance of the final award.

          (y) PROVISIONAL REMEDIES. The Arbitration Panel or the Appeal Panel (or the Federal Circuit, in the context of any appeal from an Arbitration Panel award made to that court) shall have exclusive authority to order provisional or interim relief. Such provisional or interim relief may be immediately and specifically enforced by a court otherwise having jurisdiction; provided, however, that the effect of any Injunction Order shall be automatically stayed pending the disposition of any appeal of such Injunction Order, without prejudice to the right of the prevailing party to seek damages for any infringement or other injury occurring during the course of such stay if the Injunction Order is upheld.

          (z) PERSONAL JURISDICTION AND VENUE. The Parties waive any objection to venue and consent to the personal jurisdiction of the federal courts of the Northern District of California or, if those courts lack subject matter jurisdiction, to the Superior Court for the State of California in the county of Santa Clara, California, in any action to enforce the ADR Procedures or any order or award entered thereunder, or the provisional or interim remedies provided for herein.

          (aa) TERMINATION. This Section 20 shall terminate in accordance with
Section 32 of the Settlement Agreement.

     21. SPECIAL ADR PROCEDURES FOR INTERFERENCES INITIATED BY THE UNITED STATES PATENT & TRADEMARK OFFICE ("USPTO"). In the event that the USPTO declares an Interference between a Patent [ * ], the Parties will promptly (and in no event later than ten business days following receipt of notice of the Interference from the USPTO) begin an arbitration proceeding ("Interference Arbitration"). Without precluding the right of the Senior Party, as defined in the USPTO regulations, to initiate the Interference Arbitration sooner, the Junior Party, as defined in the USPTO regulations, in the Interference as declared shall have the obligation to initiate the Arbitration by filing and serving the Demand for Arbitration on the other Party and with the AAA within the time limit.

          (a) THIRD PARTIES. If, in addition to the [ * ], the Interference involves a Patent of a third party, then the Parties will request such third party to join in the Interference Arbitration; provided, however, that if such third party declines to join in such proceeding, the Parties will nonetheless proceed with the Interference Arbitration to determine their rights vis-a-vis one another. Unless the Parties otherwise agree, any such third party that agrees to participate in an Interference Arbitration shall not be entitled to appoint an arbitrator but shall otherwise be afforded all other rights and obligations of a Party under this Section.

          (b) INFORMAL DISPUTE RESOLUTION PROCEDURE. The Informal Dispute Resolution Procedure set out in subsection 20(d) shall not be required before an Interference Arbitration is begun. The Parties shall, however, consider in good faith whether the dispute can be resolved informally, and either Party may request the scheduling of a meeting to address such a potential informal resolution. Such a meeting shall take place within fifteen business days of


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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

the request, or at such other time as the Parties may agree upon; however, the Interference Arbitration shall not be deferred while such discussions take place.

          (c) PERIOD FOR APPOINTMENT OF ARBITRATORS. The Interference Arbitration shall be resolved by the majority decision of three independent neutral arbitrators (the "Interference Panel"). Each Party shall appoint one arbitrator within ten business days of initiation of the Interference Arbitration. The party-appointed arbitrators shall then have ten business days to agree upon the appointment of the third arbitrator who shall be the Chair of the Interference Panel. If they are unable to agree on the third arbitrator, then the third arbitrator shall be appointed by the AAA in accordance with Rule R-13 (Appointment from Panel).

          (d) QUALIFICATION OF ARBITRATORS IN INTERFERENCE ARBITRATION. Regardless of by whom appointed, each of the arbitrators on the Interference Panel shall be neutral and unbiased and shall have no material financial interest in any of the parties to the arbitration or the Disputes to be decided. Each arbitrator shall have sufficient knowledge and experience (as well as sufficient available time) to qualify him or her to understand and evaluate the issues to be presented fully and intelligently within the time allotted for the proceeding. In addition, the Chair of the Interference Panel shall [ * ]. Apart from initial contacts with prospective Party-appointed arbitrators to ascertain their qualifications, availability, and willingness to serve, there shall be no ex parte contacts between any Party-appointed arbitrator and any Party. There shall be no ex parte contacts at any time between any arbitrator and any Party concerning any matter bearing on the merits of the issues to be determined in the arbitration.

          (e) EFFECT OF FAILURE TO APPOINT ARBITRATOR. In the event a Party fails to appoint its party-appointed arbitrator within the time required herein, or if an arbitrator is removed or becomes unable to serve and the Party appointing that arbitrator fails to appoint a replacement within fifteen business days of receiving notice of the removal or resignation of that arbitrator, or if the two party-appointed arbitrators fail to appoint (or replace) the Chair within the required period, the missing arbitrator shall be appointed by the AAA in accordance with Rule R-13 (Appointment from Panel) of the AAA Rules. Any such appointment shall be made within fifteen business days of submission of the request to the AAA.

          (f) CHALLENGES TO ARBITRATORS. Either Party may challenge any arbitrator for cause, based on interest, bias, or inability to serve. The Parties shall meet and confer in good faith on any such challenge, which must be made within five business days of the arbitrator's appointment, except that a later challenge may be made up to five business day after the date on which the challenging Party first learns of the facts upon which the challenge is based if those facts did not exist at the time of the original five-day period and/or could not have been ascertained by the challenging Party at that earlier time with the exercise of reasonable diligence. If the Parties are unable to reach agreement on retention or dismissal of a challenged arbitrator within five business days of a timely challenge, the issue will be submitted to the AAA for resolution in accordance with the Rules.

          (g) NARROWING OF ISSUES AND DISCOVERY. Within three weeks following the final date by which party-appointed arbitrators must be named, the Parties shall exchange any documents that they contend support their position(s) as to Priority (as such term is defined in the Cross-License Agreement). Upon request of the other Party (which must be made within ten

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                                       23
business days of such exchange), each Party shall also produce any specifically identified related documents (e.g., additional pages from the same laboratory notebooks) that may reasonably be needed to establish a complete record concerning the documents that have been provided. Thereafter, to the extent possible the Parties shall agree to a stipulated set of facts and narrow the issues for resolution. If the Parties cannot so agree and with respect to the remaining issues, the Parties shall voluntarily produce all documents that they intend to use at the hearing and a list of intended witnesses, together with a statement of the subject matter upon which each will testify, at least two weeks prior to the hearing, subject to supplementation for purposes of rebuttal or good cause shown. No other discovery shall be permitted unless ordered by the Interference Panel upon a showing of exceptional circumstances.

          (h) ISSUES FOR DETERMINATION. The only issues before the Interference Panel shall be:

               (i)  [ * ];

               (ii) [ * ]

               (iii) [ * ].

The Interference Panel shall render a decision on all three issues regardless of the outcome of its determination on any of them. However, the Interference Panel shall only disclose to the Parties such portions of its decision as are necessary to implement Sections 21(j) and 21(m).

          (i)  [ * ]

          (j) PROCEDURE. The rule of decision for the Interference Panel shall be as follows:

               (i) If the Interference Panel finds that there is no [ * ], it shall initially notify the Parties of its decision on that issue only and shall preserve in confidence its determination on the other two issues. The Parties shall jointly seek dissolution of the Interference on that basis. If the USPTO declines to dissolve the Interference or if the Interference Panel determines that there is an interference-in-fact, the Interference Panel shall promptly inform the Parties of its determination on support and Priority, and the Parties shall then have the respective rights and obligations set out below.

               (ii) If the Interference Panel determines that neither Party has support for its claims, both Parties shall promptly withdraw their respective claims.

               (iii) If the Interference Panel determines that only one Party can support its claims, then that Party shall prevail in the Interference Arbitration and be entitled to those claims.

               (iv) If the Interference Panel determines that both Parties can support their claims, then the Party identified by the Interference Panel as having Priority shall be the prevailing Party and entitled to those claims.



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COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.



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          (k)  TIME LIMIT. The proceeding shall be completed, and a decision issued, as promptly as possible but in any event within [ * ] from the date on which the Chair of the Interference Panel is appointed, or if a shorter time limit is set by the USPTO for completion of the Interference Arbitration, within the limit set by the USPTO.

          (l) FORM OF DECISION. The Interference Panel shall make its decision by majority vote. The Interference Panel shall not issue written findings of fact and conclusions of law, but shall instead merely identify the claims or sets of claims at issue, and which Party, if any, is entitled to those claims. If the Interference declared by the USPTO involves multiple sets of potentially interfering claims, the Interference Panel shall render separate determinations as to each set of claims.

          (m) RIGHTS AND OBLIGATIONS OF THE PARTIES FOLLOWING THE PANEL'S DETERMINATION.

               (i) The decision of the Interference Panel shall be final and non-appealable and may be confirmed and enforced in any court of competent jurisdiction if the non-prevailing Party does not voluntarily comply with the decision by taking the actions set out in this subsection. The non-prevailing Party shall not take any steps to challenge or contest the decision in any forum, including without limitation the USPTO.

               (ii) Upon receipt of notice of the decision of the Interference Panel, the non-prevailing Party shall promptly withdraw or amend accordingly the non-prevailing claims that were included in the Interference and, if necessary, shall take such actions as are necessary (e.g., filing a concession of priority or request for adverse judgment), to permit the prevailing Party to continue to prosecute those of its claims that were included in the Interference upon which it prevailed.

          (n) ABSENCE OF FUTURE PRECLUSIVE EFFECT. In any subsequent action or dispute between the Parties outside of the context of an Interference between a Patent [ * ], the award entered by the Interference Panel shall have no issue or fact preclusive effect, and shall be inadmissible to establish any fact. The intent of the Parties in agreeing to this arbitration procedure is simply to streamline the Interference procedure. The Parties preserve any and all rights and defenses outside of such Interference procedure in any forum whatsoever, whether in alternative dispute resolution procedures or in proceedings before any court or other governmental agency.

          (o) CONFIDENTIALITY. Any arbitration under this Section 21 shall be strictly confidential and shall not be disclosed, except as may be required by law, regulation or court order. If disclosure is so required, the Parties shall cooperate to attempt to ensure that such disclosure is strictly limited to that necessary to comply with such law, regulation or order and shall otherwise take such steps as are available to maintain the confidentiality of the Interference Arbitration to the full extent permitted to law. If the non-prevailing Party fails to withdraw or adequately amend its claims as provided in Section 21(m)(ii) above, the prevailing Party may seek injunctive relief to require such compliance; however, the Parties shall seek to have any such judicial proceedings maintained as confidential and the record sealed.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



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          (p)  COSTS AND FEES. The [ * ]. If a third party participates in the
Interference Arbitration, the Interference Panel shall establish a fair allocation of joint costs to that third party, taking into account the presumptive allocation established above, as well as the nature and scope of the third-party's interest in the proceeding.

          (q) THIRD PARTIES. Neither CALIPER, nor ACLARA, will assist or enable any third party to take any action that CALIPER or ACLARA, as applicable, would be prohibited from taking under this Section 21 or Sections 5.1 or 5.2 of the Cross License Agreement, including by transferring rights in a Patent (including a patent application therein) involved in an Interference between a Patent [ * ] to a third party without the attendant agreement to abide by this Section 21 and Sections 5.1, 5.2 and 5.3 of the Cross License Agreement; [ * ]

          (r)  TERMINATION. This Section 21 shall terminate in accordance with
Section 32 of the Settlement Agreement.

     22. ASSIGNMENT. The Parties agree that their rights and obligations under this Settlement Agreement, and its accompanying rights and obligations, may not be sold, transferred, assigned, delegated, pledged, otherwise disposed of, in whole or part, whether voluntarily, by operation of law or otherwise, by any Party without the prior written consent of the other Party, except that either Party may assign this Settlement Agreement, without the prior written consent of the other Party, in connection with a Change in Control (as defined in the Cross-License Agreement) of the assigning Party, or of such Party's microfluidic systems line of business. Subject to the preceding sentence, the rights and liabilities of the Parties hereto will bind, and inure to the benefit of, their respective and permitted assignees and successors and is binding on the Parties and their successors and permitted assigns. Any attempted assignment other than in accordance with this Section 22 shall be null and void. This Settlement Agreement shall be binding upon all successors in interest to all or substantially all of either Parties' microfluidic systems line of business.

     23. NOTICES. Any notice, request, demand, or other communication required or permitted hereunder shall be in writing, shall reference this Settlement Agreement and shall be deemed to be properly given: (a) when delivered personally; (b) when sent by facsimile, with written confirmation of receipt;
(c) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two business days after deposit with a private industry express courier, with written confirmation of receipt. All notices shall be sent to the address set forth below (or to such other address as may be designated by a Party by giving written notice to the other Party pursuant to this Section 23:

----------------------------------------------    --------------------------------------------
                IF TO ACLARA:                                   IF TO CALIPER:
----------------------------------------------    --------------------------------------------
Aclara BioSciences, Inc.                          Caliper Technologies Corp.
1288 Pear Ave                                     605 Fairchild Drive
Mountain View, CA 94043                           Mountain View, CA 94043-2234
Attn: General Counsel                             Attn: Sr.  Director of Legal Affairs

with a copy to:                                   with a copy to:
David Doyle, Esq.                                 Sonya Winner, Esq.
----------------------------------------------    --------------------------------------------


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

----------------------------------------------    --------------------------------------------
Morrison & Foerster LLP                           Covington & Burling
3811 Valley Centre Drive, Suite 500               601 California Street, 19th Floor
San Diego, CA 92130                               San Francisco, CA 94108
----------------------------------------------    --------------------------------------------


     24. WAIVER OF BREACH OR DEFAULT. The waiver by either Party of a breach of or a default under any provision of the Settlement Agreement, shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of the Settlement Agreement, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy.

     25. SEVERABILITY. If the application of any provision of the Settlement Agreement or any promise hereunder to any particular facts or circumstances shall be held to be invalid, unenforceable, prohibited or illegal by an arbitration panel, a court or any other governmental or supranational authority (including, without limitation, the European Commission) of competent jurisdiction, then the validity and enforceability of such provision or promise as applied to any other particular facts or circumstances and the validity of other provisions of the Settlement Agreement or promises hereunder shall not in any way be affected or impaired thereby.

     26. COUNTERPARTS. This Settlement Agreement may be executed in one or more counterparts, with the same effect as if the Parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one Settlement Agreement.

     27. PUBLICITY. The Parties shall [ * ]. The Parties shall not make public statements regarding [ * ] shall be confidential, but may be disclosed without consent (a) for ordinary business purposes under a further binder of confidentiality, or (b) as required by law or court order.

     28. THIRD PARTIES. Nothing in this Settlement Agreement shall be deemed to constitute a waiver or release by either Party of any rights or actions that it may have with respect to third parties [ * ] other than those specifically provided herein. Nothing in this Settlement Agreement is intended to provide benefits or rights to third parties, other than those specifically provided therein, [ * ]

     29. FORCE MAJEURE. Neither Party shall be deemed to be in default of, or to have breached, any provision of this Settlement Agreement as the result of delay or failure in performance resulting directly or indirectly from circumstances beyond the Party's reasonable control, including without limitation, acts of God, acts of civil or military authority, civil disturbance, war, strikes or other labor disputes, fires, transportation contingencies, laws, regulations, acts or orders or any government agency or official thereof, or other catastrophes. The non-performing Party shall notify the other Party of such force majeure within three days after such occurrence by giving notice to the other party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     30. FURTHER ASSURANCES. Each Party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested in order to effectuate fully the purposes, terms and conditions of this Settlement Agreement.

     31. RELATIONSHIP OF THE PARTIES. Nothing contained in this Settlement Agreement shall be deemed or construed as creating a joint venture, partnership, agency, employment or fiduciary relationship between the Parties. Neither Party nor its agents have any authority of any kind to bind the other Party in any respect whatsoever, and the relationship of the Parties is, and at all times shall continue to be, that of independent contractors.

     32.  SURVIVAL; EFFECT OF BREACH OF OTHER AGREEMENTS.

          (a) Subject to Section 32(b), this Settlement Agreement shall survive termination of the Cross-License Agreement and the Common Stock Issuance Agreement.

          (b) Sections 20 and 21 of this Settlement Agreement shall terminate upon the date of expiration, abandonment or final determination of invalidity or unenforceability of the last remaining Valid Claim within the `022 Patent Family and the Ramsey Patent Family, as such terms are defined in the Cross License Agreement.

          (c) No breach of the Cross-License Agreement or the Common Stock Issuance Agreement shall, by itself, constitute a breach of this Settlement Agreement, unless such breach is itself a breach of this Settlement Agreement.

          (d) The Releases contained herein shall survive termination of this Settlement Agreement.

Dated:  March 12, 2001                      By:  /s/ Jame L. Knighton
        ----------------------------            ---------------------


Dated:  March 12, 2001                      By:  /s/  Joseph M. Limber
        ----------------------------            ----------------------


Dated:                                      By:
        ----------------------------            ----------------------


Dated:                                      By:
        ----------------------------            ----------------------




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    Exhibit A


                                      [ * ]

                   (10 pages of continuous text omitted here)























[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    Exhibit A

                                      [ * ]
























[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    Exhibit B

                                      [ * ]






















[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    Exhibit B
                             Cross-License Agreement

               See Exhibit 10.30 to this Caliper Technologies 10-Q

























[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    Exhibit C

                         Common Stock Issuance Agreement

               See Exhibit 10.31 to this Caliper Technologies 10-Q


























[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    Exhibit D

                      Exhibit D is left intentionally blank





























[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.